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                                                                       EXHIBIT 6


                   THE GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                         1992 STOCK COMPENSATION PLAN

NAME AND GENERAL PURPOSE OF PLAN

          The name of the Plan is the GLOBAL INDUSTRIAL TECHNOLOGIES, INC. 1992 Stock Compensation Plan. The purpose of the Plan is to afford selected officers and key employees of GLOBAL INDUSTRIAL TECHNOLOGIES, INC. (the Company) and its Subsidiaries the opportunity to share in future appreciation in the share value of the Company's Stock with the purpose of thereby creating an additional incentive for outstanding performance by these employees through whom the corporate objective of maximizing the return on the shareholders' investment over the long run may be achieved. The possibility for sharing in Stock appreciation is designed to create an identity of interest between the shareholders and the managing employees, and to attract and retain superior executive personnel.

          The total number of shares of common stock of the Company reserved and available for issuance under the Plan shall be 2.7 million (with no more than 750,000 of such shares to be issued as Restricted Stock) subject to appropriate adjustment for any change in the stock due to merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend in excess of 2% or other change in corporation structure. Such shares of stock may consist of previously issued shares reacquired by the Company, authorized but unissued shares or shares purchased on the open market, or any combination thereof, as determined by the Board of Directors of the Company.

          To the extent that (a) a stock option expires or is otherwise terminated, canceled or surrendered without being exercised (including without limitation, in connection with the grant of a replacement option) or (b) any restricted incentive stock award or performance stock unit award granted hereunder expires or is otherwise terminated or canceled, the shares of stock underlying such stock option or subject to such restricted incentive stock award or performance stock unit award shall again be available for issuance in connection with future awards under the Plan.

          The Plan may be terminated or amended at any time by the Board of Directors of the Company, except as otherwise provided in the programs that are a part of this Plan.
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PART A.  STOCK OPTION PROGRAM

Section 1.  Specific Purpose

          The specific purpose of this Program is to grant to selected officers and key employees Nonqualified Options, Incentive Stock Options and Phantom Options.

Section 2.  Definitions for purposes of this Program:

(a) "Affiliated Company" means a business organization in which the Company has a substantial equity interest.

(b)  "Board" means the Board of Directors of the Company.

(c) "Committee" means the Executive Compensation Committee of the Board, which shall consist of not less than three members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "disinterested" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(d)  "Company" means GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

(e) "Effective Date" means the date of the adoption of the Plan by the Board, subject to the approval thereof by the shareholders of the Company.

(f) "Employee" means any individual who has been granted an Option under this Program and, except as used in paragraph (q) of Section 2, paragraphs (a),
     (g) and (n) of Section 5, the first lines of paragraphs (p) and (p)(ii) of
     Section 5, and the tenth line of paragraph (p)(iii) of Section 5, any person to who such individual has transferred an Option if such transfer is expressly permitted pursuant to, and such transfer is made in accordance with, the terms and conditions of a written agreement between the Company and such individual.

(g) "Fair Market Value" means the average of the reported highest and lowest prices per share for the Stock on the New York Stock Exchange on the designated date or, if there are no such reported sales on that date, the reported closing price per share for the Stock on the New York Stock Exchange for the last day prior to the date in question for which sales of the Stock were reported.

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(h)  "Incentive Stock Option" means the right to purchase Stock at the Option
     Price which meets the requirements set forth in this Program and meets the definition of an incentive stock option as set forth in Section 422 of the Internal Revenue Code of 1986, as amended.

(i) "Nonqualified Option" means an option to purchase Stock which meets the requirements set forth in this Program but does not meet the definition of an Incentive Stock Option set forth in Section 422 of the Internal Revenue Code of 1986, as amended.

(j) "Option" means collectively, unless otherwise specifically limited under any provision of this Program, Incentive Stock Option, Nonqualified Option and Phantom Option.

(k) "Option Date" means the date on which the Option is deemed granted, as provided in Section 5(h) of this Program.

(l) "Phantom Option" means a right, subject to the General and Special Rules of Sections 5 and 6 and Section 7 of the Program, under which the Company pays to an Employee in cash, or in shares of Stock at its then Fair Market Value, or a combination of both, the amount by which the Fair Market Value of one share of Stock on a designated date exceeds the Fair Market Value of such share on the Option Date, times the number of shares (not in excess of those with respect to which such right is then exercisable) designated by the Employee.

(m) "Program" means this Stock Option Program, a part of the GLOBAL INDUSTRIAL TECHNOLOGIES, INC. 1992 Stock Compensation Plan.

(n) "Spread" means the difference between the Fair Market Value of a share of Stock on the date of exercise of an Option and the Option Price of a share of Stock on the Option Date of such Option multiplied by the number of shares exercised.

(o)  "Stock" means the Common Stock of the Company.

(p) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

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(q)  "Termination for Cause" means a termination of employment that results from willful insubordination or circumstances that reasonably lead the Committee to believe that the Employee has:

     (i) embezzled or stolen money or other valuable property from the Company, a subsidiary or Affiliated Company, their customers or suppliers, or his fellow employees;

     (ii) committed industrial espionage for or willfully revealed trade secrets or other protected confidential information to a competitor of the Company or a Subsidiary or Affiliated Company; or

     (iii) committed or allowed other acts involving his own moral turpitude relating to the Company or a Subsidiary or Affiliated Company, their customers or suppliers, or his fellow employees.

Section 3.  Eligibility.

          Officers and key employees of the Company and its present and future Subsidiaries shall be eligible to receive Options under this Program, provided that no Option may be granted to any Committee member or to anyone who on the Option Date is not an active, full-time officer or key employee of the Company or a Subsidiary.

Section 4.  Types of Participation.

          The Program provides for the issuance of Nonqualified Options, Phantom Options and Incentive Stock Options. Any Option may be granted separately or granted in combination with one or more other Options, provided that, when so combined the exercise of one Option in such combination shall result in the surrender of corresponding rights to the other related Option or Options in the combination.

Section 5.  General Rules.

(a) Option Price. The option price will be as recommended by the Committee, but not less than 100% of the Fair Market Value on the Option Date except in the following situation. Any options that are issued to replace options that were granted by Dresser Industries, Inc. and were terminated due to an employee's becoming an employee of the Company or a Subsidiary may have an option price less than the Fair Market Value on the Option Date, provided that on a share by share comparison, the ratio of the option price to the fair market value of the stock subject to the option immediately after the replacement is no more favorable to the Employee than the ratio of the option price to the fair market value of the stock

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     subject to the Dresser option immediately before such replacement, and provided further that the excess of the aggregate fair market value over the aggregate option price of the stock subject to the replacement option is not greater than the excess of the aggregate fair market value over the aggregate option price of the stock subject to the replaced option.

(b) Adjustments. If after the Effective Date of the Program, or the Option Date, there occurs a change in the number of outstanding shares of Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, or other change in the capital structure of the Company, there will be made an appropriate adjustment to the Option Price and the number of shares then subject to any outstanding Options, all in a manner as shall be determined by the Committee.

(c) "Disability or Disabled" means (i) A physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the Committee, including, if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee, renders an individual unable to engage in any substantial gainful activity for the Company, a Subsidiary, or an Affiliated Company, and which impairment is likely to result in death or to be of long continued and indefinite duration, or (ii) a judicial declaration of incompetence.

(d) Duration. No Option shall be exercisable after the expiration of ten years from the Option Date (or other period as may be provided under the section of the Internal Revenue Code that deals with incentive stock options). No Incentive Stock Option may be granted under this Plan more than ten years after the approval of this Plan by the shareholders of the Company or after this Plan is adopted, whichever is earlier (or other period as may be provided under the section of the Internal Revenue Code that deals with incentive stock options).

(e) Payment. Stock purchased upon the exercise of an Incentive Stock Option or a Nonqualified Option must be paid for in full at the time of exercise either (1) in cash, or (2) by the surrender to the Company at Fair Market Value shares of Stock owned by the Employee (other than shares subject to restrictions that have not lapsed), or (3) by any combination of cash and surrendered Stock, as the Employee may elect.

(f) Nontransferability. Options granted under this Program shall only be transferable (i) if an agreement between the Company and the Employee evidencing an Option so provides, in which event such Option shall only be transferable in accordance with, and subject to the terms and conditions set forth in, such agreement, and (iii) by will or, if the Employee dies intestate, by the governing laws of descent and

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     distribution (or, if binding on this Program, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act of 1974, as amended, or regulations promulgated thereunder.

(g) Employment. Nothing in this Program will confer on any Employee any right, either expressed or implied, to remain in the employ of the Company, any Subsidiary or any Affiliated Company for any period.

(h) Option Date. Each Option will be deemed to have been granted on the date of the resolution of the Board granting such Option, unless a later date is specified in such resolution.

(i) Exercise. Incentive Stock Options and Nonqualified Options shall be exercised upon receipt by the Company of notice in writing of such exercise, which notice specifies the number of shares, and which type of Option is being exercised and encloses the required payment. A stock certificate will be issued as soon as practical after exercise and payment, and the Employee will have no rights as a shareholder regarding such shares until such certificate is issued. Phantom Options will be exercised on such form as is prescribed by the Committee and on a date or dates specified by the Employee, during a specific period or periods, or after a date but prior to the expiration of such Phantom Option, as specified by the Committee in its sole discretion. The Employee may elect at the time of exercise the form of payment in settlement of the exercise of a Phantom Option provided that the Committee may require that any cash payment in full or partial settlement thereof be with the consent of the Committee. Each Option may be exercisable in such cumulative installments as may be determined by the Committee, which may accelerate the exercise of any installment of an Option then outstanding. An Option is exercisable during an Employee's lifetime only by the Employee except that in case of incompetence or disability of an Employee an Option may be exercised on behalf of the Employee by his guardian or legal representative.

(j) Reorganization. In case the Company is merged or consolidated with another corporation or in case the property or stock of the Company is acquired by another corporation, or in case of any other reorganization of the Company, the Board of Directors of the acquiring company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, will make appropriate provisions for the protection of any outstanding
     Options, either by the assumption of such Options or by the substitution on an equitable basis of replacement Options by the acquiring company or the otherwise reorganized corporation, in such a

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     manner as will in the case of Incentive Stock Options qualify under Section
     422 of the Internal Revenue Code of 1986, as amended, or by other appropriate means. In the case of an impending merger, reorganization, or liquidation of the Company, or of a sale of substantially all of its business or property, the Board may at its discretion and without shareholder approval, declare some or all outstanding Options to be immediately exercisable in full (except for required abatements in the case of combinations of Options), without regard for prescribed waiting periods contained in said Options.

(k) Form and Agreement. Options granted under this Program will be evidenced on such forms as may be approved from time to time by the Committee or by such agreements between the Company and an Employee as the Committee or the Board may from time to time approve.

(l) Legality. No Options may be granted or shares issued pursuant to the exercise of an Option unless and until counsel for the Company is satisfied that the grant or issuance of shares will not be in violation of any State or Federal law or regula tions issued thereunder. The Committee shall determine in its sole discretion whether any compliance, approval or consent of any governmental or regulatory body is necessary or desirable as a condition of or in connection with granting an Option or issuing shares pursuant to the exercise of an Option. If the Committee deems such compliance, approval or consent is necessary or desirable, no Option may be granted or exercised, nor shall shares be issued, until such compliance, approval or consent has been obtained free of any conditions not acceptable to the Committee. Specifically, and without limitation upon the foregoing, it is a condition to the exercise of any Option that either (i) a Registration Statement under the Securities Act of 1993, as amended ("Securities Act") with respect to such Option and the shares subject thereto is effective and current at the time of exercise or (ii), in the opinion of counsel to the Company, there shall be an exemption from registration under the Securities Act of the offering of such Option or the shares subject thereto. Nothing herein shall be construed as requiring the Company to register the offering of Options or shares subject to the Plan to or by Employees.

(m) Withholding Tax. The Company shall have the right to withhold from any cash payment to an Employee sufficient amounts to cover withholding and employment tax or other taxes, relating to the operations of this Program, or to require cash payment or other security by the Employee prior to delivery of any stock certificates in a sufficient amount to satisfy withholding and employment taxes or other taxes related to the issuance of such Stock. Alternatively, an Employee may surrender to the Company at Fair Market Value shares of Stock owned by the Employee to cover tax requirements, or the number of shares of

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     Stock to be issued from the exercise of an Option may be reduced to cover tax requirements.

(n) Military Service. The Committee may make provisions to preserve the rights under this Program of any Employee entering military service of the United States or who renders services to the United States or an agency thereof.

(o) No Obligation to Exercise. Granting of an Incentive Stock Option or Nonqualified Option shall impose no obligation on the Employee to exercise such Option. However, a Phantom Option shall be deemed exercised on the last date it could have been exercised if the Employee otherwise entitled to exercise such Phantom Option fails to exercise such Phantom Option as provided in Section 5(i) of this Program, unless such exercise would subject the holder to liability to the Company under Section 16(b) of the Securities Act of 1934. Such deemed exercise of a Phantom Option shall be for cash or shares at the option of the Committee.

(p) Termination of Employment. In the event of a termination of an Employee's employment with the Company, a Subsidiary or an Affiliated Company under any circumstances other than those circumstances, as described in (i), (ii) or (iii) below, all rights of the Employee pursuant to his Option (including rights thereunder which have accrued but which then remain unexercised) will forthwith cease and terminate.

     (i) Death. In the event of the death of any Employee while employed by the Company, a Subsidiary or an Affiliated Company his Option will be exercisable in full at any time (notwithstanding any installment schedule) prior to the expiration date thereof or within five years after the date of death, whichever is the shorter period, but only by the person or persons to whom such Employee's rights under such Option passes by such Employee's will, or if the Employee dies intestate, by the laws of descent and distribution of the state of his domicile at the time of his death.

     (ii) Retirement. In the event the employment of an Employee with the Company, all of its Subsidiaries and Affiliated Companies is terminated by retirement (other than for permanent disability) and after attainment of Age 55, where such retirement is not a Termination For Cause, such Employee will be entitled prior to the expiration date of the Option period or within five years after the date of his retirement, whichever is the shorter period, to exercise all previously vested, unexpired Options. Provided, however, the Committee, in its sole discretion, may accelerate vesting of any or all non-vested installments of an Option, in which case

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           they too may be exercised any time prior to the expiration of the
           Option period or within five years after the date of his retirement, whichever is the shorter period. Provided further, any vested Incentive Stock Options (whether by normal or accelerated vesting) that are not exercised within the three (3) month period after retirement (or other period as may be provided under the section of the Internal Revenue Code that deals with incentive stock options) shall thereafter be treated as Nonqualified Options for the same number of shares and may be exercised at any time prior to the expiration of ten years from the Option Date or within five years after the date of his retirement, whichever is the shorter period.

     (iii) Termination for Disability. In the case of employment termination for Disability, the Employee will be entitled to fully exercise his Option at any time (notwithstanding any installment schedule) prior to the expiration date thereof or within five years after the date of such termination, whichever is the shorter period. Provided however, any Incentive Stock Options that are not exercised within the one year period after termination for Disability (or other period as may be provided under the section of the Internal Revenue Code that deals with incentive stock options) shall thereafter be treated as Nonqualified Options for the same number of shares and may be exercised at any time prior to the expiration date thereof or within five years after the date of such termination, whichever is the shorter period. In the event of death of an Employee while Disabled, the one year (or parenthetical alternative) period described in this Paragraph (iii) shall continue from the date of termination for Disability and shall not commence or recommence from the date of death.

To the extent that an Option or any installment thereof is not exercised within the limited period provided in Paragraphs (i), (ii) or (iii) above, whichever is applicable, all further rights pursuant to such Options will cease and terminate at the expiration of such period.

(q) Limitation on Exercise. Notwithstanding any other provision of this Program to the contrary, no Option may be exercised prior to the lapse of at least a six month period from the date of grant.

Section 6.  Special Rules.

(a) Additional Terms of Options. The Committee may, in its discretion, subject the right to exercise any Option to any other condition not specifically provided in this Program which is consistent with the purpose of this Program.

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(b)  Combining Options.  No Option shall be combined with an Incentive Stock
     Option if the effect of such combination at the time of the grant combining such other Option with the Incentive Stock Option is to disqualify the Incentive Stock Option so granted as an incentive stock option under
     Section 422 of the Internal Revenue Code of 1986, as amended.

(c) Incentive Stock Option. The aggregate Fair Market Value at time of grant of stock subject to an Incentive Stock Option that is exercisable for the first time by an Employee in any calendar year shall not exceed $100,000, as prescribed in Section 422(d) of the Internal Revenue Code of 1986, as amended.

Section 7.  Administration.

          This Program shall be administered by the Committee. The Committee shall periodically review with management the key employees of the Company and its Subsidiaries and recommend to the Board the names of those employees to be granted Options and the type or types and number of shares covered by the Option or Options to be granted to each key employee, including (where applicable) any terms or conditions regarding such Options, such as a schedule for installments as to exercisability. No Option may be granted by the Board other than those recommended by the Committee. No Option may be granted to Committee members or to anyone who on the Option Date is not an active, full-time key employee (including employees who are Officers) of the Company or a Subsidiary. The Committee shall have full and sole authority, subject only to the express provisions of this Program, to make or rescind all rules, and administrative, interpretative and other determinations with respect to the Program and Options granted under this Program and all such determinations shall be final and conclusive upon all persons including the Company, shareholders and Program participants. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program or Plan or in any Option granted in any manner and to the extent the Committee deems desirable.

Section 8.  Amendment or Termination of Program.

          The Board may, by resolution, amend or terminate the Program at any time; provided, however, that to the extent shareholder approval of Program amendments is required to exempt transactions pursuant to the Program from the operation of Section 16(b)of the Securities Exchange Act of 1934, as amended, the Board may not amend the Program without approval by vote of a majority of the shares of stock represented at a meeting of stockholders called for that purpose. Provided further, that no such action will in any way impair the rights of an Employee under any Option theretofore granted under the Program and provided further that, unless first duly approved by the shareholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting)

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duly called and held for such purpose, no amendment shall be made to the Program or Plan (a) increasing the total number of shares which may be issued under Program or the Plan; (b) changing the class of employees eligible to receive Options; (c) reducing the minimum Option Price hereinbefore specified for Options; (d) lengthening Option Periods or the time in which Options may be granted under the Program, as hereinbefore specified; or (e) materially increasing the benefits accruing to Employees under the Program.

PART B.  RESTRICTED INCENTIVE STOCK PROGRAM

Section 1.  Specific Purpose.

          The specific purpose of this Program is to grant to selected management employees shares of restricted Stock in accordance with the terms and conditions set forth herein to encourage such employees to acquire and hold a proprietary interest in the Company.

Section 2.  Definitions for purposes of this Program:

(a) "Affiliated Company" means a business organization in which the Company has a substantial equity interest.

(b) "Approved Retirement" means any termination of employment with the Company, with a Subsidiary, or with a joint venture organization in which the Company has a substantial equity interest, after attainment of age 65 (except termination for cause) or any retirement before age 65 with the approval of the Board.

(c)  "Board" means the Board of Directors of the Company.

(d) "Committee" means the Executive Compensation Committee of the Board, which shall consist of not less than three members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "disinterested" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(e) "Company" means GLOBAL INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation.

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(f)  "Disability or Disabled" means (i) A physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the Committee, including, if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee, renders an individual unable to engage in any substantial gainful activity for the Company, a Subsidiary, or an Affiliated Company, and which impairment is likely to result in death or to be of long continued and indefinite duration, or (ii) a judicial declaration of incompetence.

(g) "Eligible Employee" means any officer of the Company elected by the Board, while such individual holds the office and any other employee of the Company who receives a distribution from the Incentive Compensation Plan for the Officers and Headquarters' Staff of GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

(h) "Fair Market Value" means the average of the reported highest and lowest prices per share for the Stock on the New York Stock Exchange on the designated date, or, if there are no such reported sales on that date, the reported closing price per share for the Stock on the New York Stock Exchange for the last day prior to the date in question for which sales of the Stock were reported.

(i) "Option Shares" means shares of Stock received by a Participant as the result of exercising nonqualified or incentive stock options granted to such Participant under the Part A. Stock Option Program of this 1992 Stock Compensation Plan.

(j) "Participant" for purposes of this Program means an individual to whom a Restricted Incentive Stock Award is granted.

(k) "Program" means The Restricted Incentive Stock Program of the Company as described herein.

(l)  "Restricted Incentive Stock Award or Award" means a grant described in
     Article II of the Program which is made by the Company and approved by the Committee under and pursuant to the Program.

(m) "Restricted Stock" means shares of Stock issued pursuant to a Restricted Incentive Stock Award.

(n)  "Stock" means the Common Stock of the Company.

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(o)  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(p) "Incentive Plan" means The Incentive Compensation Plan for the Officers and Headquarters' Staff of GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

(q)  "Section 16 Grantee" means a person subject to potential liability under
     Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

Section 3.  General

(a) Administration. The Program shall be administered by the Committee. Subject to all the applicable provisions of the Program, the Committee is authorized to construe and interpret the Program, to prescribe, amend, and rescind rules and regulations relating to the Program, and to make all determinations and to take all actions necessary or advisable for the Program's administration. The Committee shall act by vote or written consent of a majority of its members. Whenever the Program authorizes or requires the Committee to take any action, make any determination or decision, or form any opinion, then any such action, determination, decision or opinion by or of the Committee shall be in the absolute discretion of the Committee and shall be final and binding upon all persons in interest, including the Company, its shareholders, and all Eligible Employees.

(b) Employment. In the absence of any specific agreement to the contrary, no grant of a Restricted Incentive Stock Award to a Participant under the Program shall affect any right of the Company, any Subsidiary or Affiliated Company to terminate, with or without cause, the Participant's employment at any time.

Section 4.  Restricted Stock

     The Committee may, at its discretion, grant Restricted Incentive Stock Awards to Eligible Employees, hereunder, to encourage Eligible Employees to hold shares of stock following the exercise of Stock Options, to create significant equity positions for Eligible Employees through the use of Restricted Incentive Stock Awards, and to pay a portion or all of any incentive payment due under the Incentive Plan.

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(a)  Grants of Restricted Incentive Stock Awards.

     (i) To encourage Eligible employees to hold shares of stock following the exercise of stock options, the Committee may grant to Eligible Employees a Restricted Incentive Stock Award that will entitle an Eligible Employee to receive, for every five shares of such nonquailified or incentive stock options granted to such participant, one share of Restricted Stock upon exercise of the underlying nonqualified or incentive stock options.

     (ii) To create a significant equity position for Eligible Employees, the Committee may grant Restricted Incentive Stock Awards as follows:

     1. To Eligible Employees in such amounts that the market value of any individual grant does not exceed three times the Eligible Employees' annual salary determined as of the date of grant. Such grant or grants will be made at the discretion of the Committee when and to the extent it deems advisable.

     2. To Eligible Employees equal to all or a portion of the amount earned in any year under the provisions of the Incentive Plan.

     (iii) Each Restricted Incentive Stock Award shall contain the following terms, conditions and restrictions set forth in this section and such additional terms, conditions and restrictions as may be determined by the Committee, provided, however, that no Restricted Incentive Stock Award shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth elsewhere in this program.

(b) Issuance of Restricted Incentive Stock. Restricted Incentive Stock shall be issued as follows:

     (i) Provided that the Company shall receive written acceptance by the Participant of the restrictions and other terms and restrictions described in the Program on the date of the grant, a Participant, at the Committee's discretion, shall be issued,

           1. Pursuant to a Restricted Incentive Stock Award under Section 4(a)(i), one share of Restricted Stock of every five Option Shares received by the Participant upon option exercise;

           2. Pursuant to a Restricted Incentive Stock Award under Section 4(a)(ii), the number of shares of Restricted Stock specified by the Committee.

     (ii) The Company, at the direction of the Committee, shall hold certificates evidencing shares of stock granted pursuant to a Restricted Inventive Stock Award, or alternatively, deliver the certificates to the Participant. The above, not withstanding, the Committee will be required to hold any share of restricted stock together with a stock power executed in blank by the Grantee in escrow by the Secretary of the Company until such shares become nonforfeitable or forfeited.

(c) Rights with Respect of Shares of Stock. From and after the date of issue or transfer of shares of stock awarded to a Participant, as more fully described in Section 4(b), the Participant shall have absolute ownership of such Restricted shares, including the right to vote and receive dividends thereon, subject to the terms, conditions, and restrictions described in the Program and in the instrument evidencing the grant of the Restricted Incentive Stock Award.

(d) Restrictions. Until the restrictions imposed on any Restricted Stock shall lapse, such shares

     (i) Shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, and

     (ii) Shall, if the Participant's continuous employment with the Company, any Subsidiary or any Affiliated Company shall terminate for any reason, except as provided in Section 4(f), be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate. If the Participant's interests in the Restricted Stock granted pursuant to a Restricted Incentive Stock Award shall be terminated, such Participant shall forthwith deliver or cause to be delivered to the Secretary or any Assistant Secretary of the Company the certificate(s), if any, previously delivered to the Participant for such shares of Stock accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

(e) Lapse of Restrictions. Except as set forth in Sections 4(f) and 4(g), the restric tions imposed on any Restricted Stock shall lapse on the date specified by the Committee or upon any such occurrence as defined by the Committee but in no event will any restrictions lapse earlier than one (1) year from the date of grant.

     Provided further, if any Stock received by a Participant from the Stock Option Program by way of exercise of an option should in turn be used to exercise another option under the Stock Option Program, any Restricted Stock awarded in connection with the stock used to exercise the option shall immediately be forfeited unless the date or the occurrence of restriction as set by the Committee shall have lapsed.

(f) Termination of Employment by Reason of death, Disability, or Approved Retirement. Any provisions of Section 4(c) to the contrary notwithstanding, if a Participant who has been in the continuous employment of the Company, Subsidiary or any Affiliated Company since the date of grant of a Restricted Incentive Stock Award to such Participant shall, while in such employment, be terminated as a result of death, Disability, or Approved Retirement, then the restrictions imposed on any Restricted Incentive Stock Award shall lapse as to all shares of Restricted Stock issued to such Participant pursuant to such Restricted Incentive Stock Award on the date of such event provided that, if granted pursuant to
     Section 4(a)(i) the related Option Shares have not been sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of prior to such event.

(g) Change in Control. In the event of a change in control of the Company, all restrictions on outstanding Restricted Stock shall immediately lapse provided that, if granted pursuant to Section 4(a)(i), 1. the related Option Shares have not been sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of prior to such change in control.
     For purposes of this Program, a change in control shall occur if any of the following occurs.

     (i)   Any person (as defined in Section 13(d) and 14(d) of the Exchange
           Act) shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities.

     (ii)  There shall be consummated:

           1. Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or

           2. Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     (iii) The stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or

     (iv) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     Provided, however, that none of the foregoing events shall be deemed to be a change in control if the event or events shall have been determined by the affirmative vote of at least a majority of the members of the Board in office immediately prior to such event or events not to be a change in control for purposes of the Program.

(h) Agreement by Participant Regarding Withholding Taxes. Each Participant granted a Restricted Incentive Stock Award shall be subject to the following rules (as modified by the provisions of Section 4(i)).

     (i) No later than the date as to which the restrictions imposed on any issued Restricted Stock shall lapse, such Participant must pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, including the tendering of shares of Stock at Fair Market Value, and

     (ii) The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock, and

     (iii) The Company and its Subsidiaries may at the direction of the Committee, pay Participants in cash or in stock an amount equal to the tax such Participant will incur at the time the restriction on any Restricted Stock lapses. The amount paid will be equal to the Participant's tax liability (assuming the highest rate of tax applicable to any individual taxpayer) in the year which restrictions lapse. The actual payment will be made no later than the end of the first quarter of the calendar year following the calendar year in which such restrictions lapse.

     (iv) With respect to any Section 16 Grantee, the Committee will automatically withhold in shares any tax liability associated with the lapse of restrictions on any such Restricted Stock. The minimum amount to be withheld shall be that amount necessary to satisfy required federal, state or local withholding tax liability attributable to the taxable event. The Committee at its discretion may withhold up to the highest rate of tax applicable to any individual tax payer.

(i) Election to Recognize Gross Income in the Year of Issue. If any Participant properly elects within thirty (30) days of the date of issuance of Restricted Stock, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Restricted Stock, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company in cash at the time of such issuance, any federal, state or local taxes required to be withheld with respect to such shares, or alternatively, surrender to the Company at Fair Market Value shares of Stock owned by the Participant to cover such tax requirements. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to Restricted Stock.

     The Company and its Subsidiaries may at the direction of the Board, upon recommendation by the Committee, pay Participants in cash or in stock an amount equal to the tax such Participant will incur at the time of the Participant's election. The amount paid will be equal to the Participant's tax liability (assuming the highest rate of tax applicable to any individual taxpayer) in the year in which such restrictions lapse. The actual payment will be made no later than the end of the first quarter of the calendar year following the calendar year in which such restrictions lapse.

(j) Restrictive Legend; Certificates May be Held in Custody. Each certificate evidencing Restricted Stock issued pursuant to a Restricted Incentive Stock Award may bear an appropriate legend referring to the terms, conditions and restrictions described in the Program and in the instrument evidencing the Restricted Incentive Stock Award. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid. The Committee may enact rules which provide that the certificates evidencing such shares may be held in custody of a bank or other institution or that the Company may itself hold such shares in custody, until restrictions thereon shall have lapsed.

(k) Assignability. Except as provided in Section 4(l), no benefit payable under or interest in the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary. If any Participant or beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefit payable under or interest in the Program, then the Committee in its discretion may hold or apply such benefit or interests or any part thereof to or for the benefit of such Participant or his beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper.

(l) Designation of Beneficiary. Each Participant who shall be granted a Restricted Incentive Stock Award under the Program may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiaries with the Committee on a form to be prescribed by it; provided, that no such designation shall be effective unless received prior to the death of such Participant.

(m) Nontransferability of Award. No Award granted under this Program will be transferable other than by will or, if the Employee dies intestate, by the governing laws of the descent and distribution (or if binding on this Program, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder).

Section 5.  Miscellaneous

(a) Effective Date of the Program. The Plan and its Programs shall become effective upon its adoption by the Board, subject to the approval thereof by the stockholders of the Company having at least a majority of the voting power of all stock of the Company present in person or represented by proxy and entitled to be voted thereon at the (year) Annual Meeting of
                                             ------
     Stockholders of the Company.

(b) Duration of Program. Unless sooner terminated, the Program shall remain in effect for a period of three years following expiration of all options granted under the Company's 1992 Stock Compensation Plan. Termination of the Program shall not affect any Restricted Stock previously issued pursuant to Restricted Incentive Stock Awards, which shall remain in effect until their restrictions shall have lapsed, all in accordance with their terms.

(c) Adjustments Upon Changes in Capitalization. If there shall be any changes in the Stock subject to the Program or the Stock subject to any Restricted Incentive Stock Award granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%) or other change in the corporation structure of the Company, appropriate adjustments shall be made by the Committee in the number of shares subject to outstanding Restricted Incentive Stock Awards in order to preserve, but not to increase, the benefits of the Participant. If the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, shares of Stock which are converted into common stock or other securities of the surviving corporation shall be subject to the same terms, conditions and restrictions as applicable to such shares of Stock immediately prior to conversion, unless such terms, conditions and restrictions have lapsed pursuant to Section 4(f) and (g) hereof.

     For purposes of the foregoing, a change in the Stock subject to the Program or the Stock subject to any Restricted Incentive Stock Award granted hereunder shall include an extraordinary dividend or other extraordinary distribution (whether in cash, property, securities or any combination thereof) with respect to such Stock. Notwithstanding the first sentence of this Section 5(c), if the Committee determines that a change (as hereinabove described) shall have occurred in the Stock subject to the Program or the Stock subject to any Restricted Incentive Stock Award granted hereunder, and that adjustments in the aggregate number of shares subject to the Program and in the number of shares subject to outstanding Restricted Incentive Stock Awards will not adequately preserve the benefits of the Participant, then the Committee shall make such other adjustment or arrangements (including providing for the issuance of cash, property and/or securities in addition to or in lieu of shares of Stock following such change) as in its sole judgment will be adequate for such purpose.

(d) Expenses of Program. The expenses of the Program shall be borne by the Company.

(e) Amendment or Termination. The Board may, by resolution, amend or terminate the Program at any time; provided, however, that to the extent shareholder approval of Program amendments is required to exempt transactions pursuant to the Program from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may not amend the Program without approval by vote of a majority of the shares of stock represented at a meeting of stockholders called for that purpose. In the event that a Restricted Incentive Stock Award has been made to a Participant, then no amendment of the Program after the date as of which such Restricted Incentive Stock Award was made, shall adversely affect any right of such Participant with respect to such Restricted Incentive Stock Award without the written consent of such Participant.

PART C.  PERFORMANCE STOCK UNIT PROGRAM.
         ------------------------------

Section 1.  Specific Purpose.

     The specific purpose of this Program is to reward selected Officers and key employees of the Company with payments in cash and/or Company stock if the Company meets a specific pre-determined goal during a four year award cycle.

Section 2.  Definitions.

(a) "Award" shall mean as to each Officer and key employee selected for participation in the Program for an Award Cycle, a number of Stock Units determined by the Committee, as set forth in Section 4.


(b) "Award Cycle" shall mean each period of four consecutive fiscal years of the Company beginning on November 1, 1993 and each odd-numbered year thereafter as to which Awards are made.

(c) "Award Date" shall mean the date on which the Committee grants the Award to a participant.

(d)  "Board" shall mean the Board of Directors of the Company.

(e) "Committee" means the Executive Compensation Committee of the Board, which shall consist of not less than three members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "disinterested" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(f)  "Company" shall mean GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

(g) "Disability or Disabled" means (i) a physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the Committee, including if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee, renders an individual unable to engage in any substantial gainful activity for the Company, a subsidiary, or an affiliated company, and which impairment is likely to result in death or to be of long continued and indefinite duration, or (ii) a judicial declaration of incompetence.

(h) "Effective Date" means the date of the adoption of the Plan by the Board, subject to the approval thereof by the stockholders of the Company.

(i) "Objective" shall mean the performance goal for the Company set by the Board, at the time each Award in granted, with respect to the related Award Cycle, as set forth in Section 3.

(j) "Officer" shall mean each corporate officer of the Company elected by the Board, while such individual holds the office.

(k) "Program" means the Performance Stock Unit Program of the Company as set forth herein.

(l)  "Stock" shall mean the common stock of the Company.

(m) "Stock Unit" shall mean a unit of measurement equal on the Award Date to one share of Stock.

Section 3.  Participation

(a) In January of each even-numbered calendar year beginning with 1994, the Committee will select the Officers and key employees to participate in the Award Cycle that began the last preceding November and the number of Stock Units in the Award to be granted to each. At the meeting held in that same January the Board will establish the Objective for that same Award Cycle. The Objective will be a readily determinable goal for performance of the Company over the Award Cycle to be measured at the completion of such Award Cycle (e.g., average annual return on investment, earnings per share, earnings before taxes or other criterion or combination thereof). The Objective may, but need not, be different in amount or character from one Award Cycle to another.

(b) In the event that an individual is elected an Officer, or is elected to be a higher-ranked Officer than before, such individual may be granted an Award (or an additional Award) in the most recently started Award Cycle, if such Award is granted in the same month as the individual is elected to such new office or at the next meeting of the Committee held thereafter, at the discretion of the Committee.

Section 4.  Payment

(a) Following the end of an Award Cycle, the Committee shall confirm whether the Objective was met for such Award Cycle and will confirm the payment of such Awards in cash, stock, or some combination of both. No payment under this Program will be made unless the Object was met.

(b) The cash amount of the Award will be computed for each participant by multiplying the number of Stock Units granted in the Award regarding that Award Cycle by the lesser of:

     (1) the average of the daily closing prices of Stock on the New York Stock Exchange for the first month of December falling in that Award Cycle, or

     (2) the average of the daily closing prices of Stock on the New York Stock Exchange for the final month of October within the particular Award Cycle.

     If the Stock is used to make payment, the number of shares will be calculated by dividing the cash amount determined above by the average of the daily closing prices of Stock on the New York Stock Exchange for the month of December following the particular Award Cycle.

(c) One-half of the Award amount is to be paid on or before January 15 following the end of the Award Cycle and the remainder is to be paid one year later.

(d) In order to receive any payment, the participant must be actively employed by the Company on that payment date, except as follows: (i) A participant who retires or becomes Disabled during an Award Cycle will receive that portion of his Award amount equal to the portion of the Award Cycle that preceded his Disability or other termination of employment. (ii) A participant who retires or becomes Disabled after the Award Cycle will receive the full payment. (iii) A participant whose termination for any other reason is not for cause and is with the concurrence of the Company will receive the full payment or a designated portion thereof, if and only if the Committee determines that such payment is appropriate and in the best interest of the Company. In the case of a participant who dies during an Award Cycle or after an Award Cycle (but before the payment date), the benefit that would have been paid to him had he retired instead of dying shall be paid to the person or persons to whom such benefits pass by will, or if the participant dies intestate, under the laws of descent and distribution of the state of his domicile at the time of his death (or if binding on this Program, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of

     1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.)

(e) The Company shall have the right to withhold from any cash payment to a participant sufficient amounts to cover withholding and employment tax or other taxes, relating to the operations of this Program, or, if stock is to be used to make payment, the Company may require cash payment by the participant prior to delivery of any stock certificates in a sufficient amount to satisfy withholding and employment taxes or other taxes related to the issuance of such Stock. Alternatively, the numbers of shares of Stock to be issued may be reduced to cover tax requirements.

Section 5.  Administration

(a) The Committee will have full and sole authority to administer the Program, and its rules, procedures and interpretations shall be final and conclusive as to all persons.

(b) The Committee will have the authority to eliminate the amount of any unusual or non-recurring items of gain or loss which, in the opinion of the Executive Compensation Committee, should not be considered in appraising whether the Objective has been met for a particular Award Cycle.

(c) If after an Award Date there occurs a change in the number of outstanding shares of Stock by reason of any stock split, stock dividend, recapitalization or combination of shares, or other change in the capital structure of the Company, there will be made an appropriate adjustment to the Stock Units in any outstanding Award and in the previous closing prices for Stock, and, it necessary, in the Objective, in order to preserve the original intent of the grant.

(d) The Company may make any withholding from payments under this Program required by federal, state or local law; provided that, if distribution is to be made in Stock, the participant may be permitted by the Committee to furnish the Company cash to cover such requirement in lieu of a reduction in the number of shares to be distributed.

(e) No rights under the Program are assignable or transferrable, or subject to encumbrances, pledge, or charge of any kind, except as to amounts due to the Company or as described in section 4(d).

(f) Nothing in this Program will confer on any employee any right, either express or implied, to remain in the employ of the Company for any period.

(g) This Program and all rights hereunder will be governed by the laws of the State of Texas, except as otherwise provided in Section 4(d), relating to the death of the participant.

Section 6.  Amendment or Termination

     The Board, may by resolution, amend or terminate the Program at any time; provided, however, that to the extent shareholder approval of Program amendments is required to exempt transactions pursuant to the Program from the operation of
Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may not amend the Program without approval by vote of a majority of the shares of stock represented at a meeting of stockholders called for that purpose.